PRICESMART ANNOUNCES FISCAL 2024 FIRST QUARTER OPERATING RESULTS
NET MERCHANDISE SALES GREW 10.7%
COMPARABLE NET MERCHANDISE SALES INCREASED 8.0%
$1.24 EARNINGS PER DILUTED SHARE & ADJUSTED EARNINGS PER DILUTED SHARE
San Diego, CA (January 9, 2024) - PriceSmart, Inc. (NASDAQ: PSMT), operator of 53 warehouse clubs in 12 countries and one U.S. territory, today announced results for the fiscal first quarter of 2024, which ended on November 30, 2023.
First Quarter Financial Results
Total revenues for the first quarter of fiscal year 2024 increased 10.6% to $1.17 billion compared to $1.05 billion in the comparable period of the prior year. For the first quarter of fiscal year 2024, net merchandise sales increased 10.7% to $1.14 billion from $1.03 billion in the first quarter of fiscal year 2023. Net merchandise sales - constant currency increased 6.8% over the comparable prior year period. Foreign currency exchange rate fluctuations impacted net merchandise sales positively by $40.0 million, or 3.9%, versus the same period in the prior year.
The Company had 53 warehouse clubs in operation as of November 30, 2023 compared to 50 warehouse clubs in operation as of November 30, 2022.
Comparable net merchandise sales for the 50 warehouse clubs that have been open for greater than 13 ½ calendar months increased 8.0% for the 13-week period ended December 3, 2023 compared to the comparable 13-week period of the prior year. Comparable net merchandise sales - constant currency for the 13 weeks ended December 3, 2023 increased 4.3%. Foreign currency exchange rate fluctuations impacted comparable net merchandise sales positively by 3.7% versus the same period in the prior year.
The Company recorded operating income during the fiscal first quarter of $58.2 million compared to operating income of $55.5 million in the prior year period. Net income increased 15.5% to $38.0 million, or $1.24 per diluted share, in the first quarter of fiscal year 2024 compared to $32.9 million, or $1.05 per diluted share, in the first quarter of fiscal year 2023.
Adjusted net income for the first quarter of fiscal year 2024 was $38.0 million, or an adjusted $1.24 per diluted share, compared to adjusted net income of $35.0 million, or an adjusted $1.12 per diluted share, in the comparable prior year period.
Adjusted EBITDA for the first quarter of fiscal year 2024 was $77.8 million compared to $75.2 million in the same period last year.
Note Regarding Non-GAAP (Generally Accepted Accounting Principles) Financial Measures
The foregoing discussion of the Company’s operating results includes references to adjusted net income, adjusted net income per diluted share, adjusted EBITDA, net merchandise sales - constant currency and comparable net merchandise sales - constant currency, which are non-GAAP financial measures. We believe these supplemental measures are useful to investors and analysts because they exclude items that we do not believe are indicative of our core operating performance. These non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures later in this document.
Conference Call Information
PriceSmart management will host a conference call at 12:00 p.m. Eastern time (9:00 a.m. Pacific time) on Wednesday, January 10, 2024, to discuss the financial results. Individuals interested in participating in the conference call may do so by dialing toll free (888) 259-6580 or (416) 764-8624 for international callers and asking to join the PriceSmart earnings call. A digital replay will be available shortly following the conclusion of the call through January 17, 2024 by dialing (877) 674-7070 for domestic callers, or (416) 764-8692 for international callers, and entering replay passcode 833282#.

About PriceSmart
PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Latin America and the Caribbean, selling high quality merchandise and services at low prices to PriceSmart Members. PriceSmart operates 53 warehouse clubs in 12 countries and one U.S. territory (ten in Colombia; eight in Costa Rica; seven in Panama; six in Guatemala; five in the Dominican Republic; four in Trinidad; three in Honduras and El Salvador, two in Nicaragua and Jamaica; and one each in Aruba, Barbados and the United States Virgin Islands). In addition, the Company plans to open a warehouse club in Santa Ana, El Salvador in February 2024. Once this new club is open, the Company will operate 54 warehouse clubs.
This press release may contain forward-looking statements concerning PriceSmart, Inc.'s ("PriceSmart", the "Company" or "we") anticipated future revenues and earnings, adequacy of future cash flows, omni-channel initiatives, proposed warehouse club openings, the Company's performance relative to competitors and related matters. These forward-looking statements include, but are not limited to, statements containing the words "expect," "believe," "will," "may," "should," "project," "estimate," "anticipated," "scheduled," "intend," and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially including, but not limited to: various political, economic and compliance risks associated with our international operations, adverse changes in economic conditions in our markets, natural disasters, volatility in currency exchange rates and illiquidity of certain local currencies in our markets, competition, consumer and small business spending patterns, political instability, increased costs associated with the integration of online commerce with our traditional business, whether the Company can successfully execute strategic initiatives, our reliance on third party service providers, including those who support transaction and payment processing, data security and other technology services, cybersecurity breaches that could cause disruptions in our systems or jeopardize the security of Member, employee or business information, cost increases from product and service providers, interruption of supply chains, novel coronavirus (COVID-19) related factors and challenges, exposure to product liability claims and product recalls, recoverability of moneys owed to PriceSmart from governments, and other important factors discussed in the Risk Factors section of the Company's most recent Annual Report on Form 10-K, and other factors discussed from time to time in other filings with the SEC, which are accessible on the SEC's website at www.sec.gov, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements speak only as of the date that they are made, and the Company does not undertake to update them, except as required by law.
For further information, please contact Michael L. McCleary, EVP, Chief Financial Officer and Principal Accounting Officer (858) 404-8826 or send an email to ir@pricesmart.com.

PRICESMART, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	Three Months Ended
	November 30, 2023	November 30, 2022
Revenues:
Net merchandise sales	$1,135,014	$1,025,463
Export sales	10,009	10,458
Membership income	17,749	15,895
Other revenue and income	3,703	2,990
Total revenues	1,166,475	1,054,806
Operating expenses:
Cost of goods sold:
Net merchandise sales	952,728	859,068
Export sales	9,550	9,989
Selling, general and administrative:
Warehouse club and other operations	109,965	96,892
General and administrative	35,439	33,172
Pre-opening expenses	487	—
Loss on disposal of assets	93	158
Total operating expenses	1,108,262	999,279
Operating income	58,213	55,527
Other income (expense):
Interest income	2,866	1,157
Interest expense	(2,816)	(2,749)
Other expense, net	(2,126)	(4,566)
Total other expense	(2,076)	(6,158)
Income before provision for income taxes and loss of unconsolidated affiliates	56,137	49,369
Provision for income taxes	(18,153)	(16,426)
Income (loss) of unconsolidated affiliates	63	(38)
Net income	$38,047	$32,905
Net income per share available for distribution:
Basic	$1.24	$1.05
Diluted	$1.24	$1.05
Shares used in per share computations:
Basic	30,269	30,713
Diluted	30,269	30,719

PRICESMART, INC.
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

	November 30, 2023 (Unaudited)	August 31, 2023
ASSETS
Current Assets:
Cash and cash equivalents	$174,452	$239,984
Short-term restricted cash	2,869	2,865
Short-term investments	88,002	91,081
Receivables, net of allowance for doubtful accounts of $62 as of November 30, 2023 and $67 as of August 31, 2023, respectively	17,645	17,904
Merchandise inventories	529,898	471,407
Prepaid expenses and other current assets (includes $3,532 and $0 as of November 30, 2023 and August 31, 2023, respectively, for the fair value of derivative instruments)	67,969	53,866
Total current assets	880,835	877,107
Long-term restricted cash	9,567	9,353
Property and equipment, net	873,440	850,328
Operating lease right-of-use assets, net	112,383	114,201
Goodwill	43,135	43,110
Deferred tax assets	31,253	32,039
Other non-current assets (includes $2,864 and $7,817 as of November 30, 2023 and August 31, 2023, respectively, for the fair value of derivative instruments)	68,123	68,991
Investment in unconsolidated affiliates	10,543	10,479
Total Assets	$2,029,279	$2,005,608
LIABILITIES AND EQUITY
Current Liabilities:
Short-term borrowings	$9,199	$8,679
Accounts payable	522,568	453,229
Accrued salaries and benefits	34,702	45,441
Deferred income	33,932	32,613
Income taxes payable	9,837	9,428
Other accrued expenses and other current liabilities (includes $2,930 and $1,913 as of November 30, 2023 and August 31, 2023, respectively, for the fair value of derivative instruments)	52,175	57,273
Operating lease liabilities, current portion	7,508	7,621
Long-term debt, current portion	35,276	20,193
Total current liabilities	705,197	634,477
Deferred tax liability	1,789	1,936
Long-term income taxes payable, net of current portion	5,115	5,045
Long-term operating lease liabilities	120,711	122,195
Long-term debt, net of current portion	99,704	119,487
Other long-term liabilities (includes $2,016 and $3,321 for the fair value of derivative instruments and $12,504 and $12,105 for post-employment plans as of November 30, 2023 and August 31, 2023, respectively)	14,519	15,425
Total Liabilities	947,035	898,565

Stockholders' Equity:
Common stock $0.0001 par value, 45,000,000 shares authorized; 32,416,171 and 31,934,900 shares issued and 30,516,876 and 30,976,941 shares outstanding (net of treasury shares) as of November 30, 2023 and August 31, 2023, respectively	3	3
Additional paid-in capital	500,795	497,434
Accumulated other comprehensive loss	(160,412)	(163,992)
Retained earnings	855,606	817,559
Less: treasury stock at cost, 1,899,295 shares as of November 30, 2023 and 957,959 shares as of August 31, 2023	(113,748)	(43,961)
Total Stockholders' Equity	1,082,244	1,107,043
Total Liabilities and Equity	$2,029,279	$2,005,608

Reconciliation of Non-GAAP Financial Measures
The following tables calculate the Company’s adjusted net income, adjusted net income per diluted share, adjusted EBITDA, net merchandise sales - constant currency and comparable net merchandise sales - constant currency, all of which are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. These measures are customary for our industry and commonly used by competitors. These non-GAAP financial measures should not be reviewed in isolation or considered as an alternative to any other performance measure derived in accordance with GAAP and may not be comparable to similarly titled measures used by other companies in our industry or across different industries.
The adjusted net income and adjusted net income per diluted share metrics are important measures used by management to compare the performance of core operating results between periods. We define adjusted net income as net income, as reported, adjusted for the write-off of certain Aeropost receivables. We define adjusted net income per diluted share as adjusted net income divided by the weighted-average diluted shares outstanding.
We believe adjusted net income and adjusted net income per diluted share are useful metrics to investors and analysts because they present more accurate year-over-year comparisons for our net income and net income per diluted share because adjusted items are not the result of our normal operations.
The following table shows the Company’s reconciliation of net income to adjusted net income and adjusted net income per diluted share for the periods indicated:

	Three Months Ended
	November 30, 2023	November 30, 2022
Net income as reported	$38,047	$32,905
Adjustments:
Aeropost-related write-offs (1)	—	2,125
Adjusted net income	$38,047	$35,030

Net income per diluted share	$1.24	$1.05
Aeropost-related write-offs	—	0.07
Adjusted net income per diluted share	$1.24	$1.12
(1)     Reflects $2.1 million of Aeropost-related write-offs in the first quarter of fiscal year 2023.
Adjusted EBITDA
Adjusted EBITDA is defined as net income before interest expense, net, provision for income taxes and depreciation and amortization, adjusted for the impact of certain other items, including interest income; other income (expense), net; and Aeropost-related write-offs. The following is a reconciliation of our Net income to Adjusted EBITDA for the periods presented:

	Three Months Ended
	November 30, 2023	November 30, 2022
Net income as reported	$38,047	$32,905
Adjustments:
Interest expense	2,816	2,749
Provision for income taxes	18,153	16,426
Depreciation and amortization	19,494	17,568
Interest income	(2,866)	(1,157)
Other expense, net (1)	2,126	4,566
Aeropost-related write-offs (2)	—	2,125
Adjusted EBITDA	$77,770	$75,182

(1)    Primarily consists of transaction costs of converting the local currencies into available tradable currencies in some of our countries with liquidity issues for the three months ended November 30, 2023. Primarily consists of foreign currency losses or gains due to the revaluation of monetary assets and liabilities (primarily U.S. dollars) for the three months ended November 30, 2022.
(2)    Reflects $2.1 million of Aeropost-related write-offs in the first quarter of fiscal year 2023.
Net Merchandise Sales - Constant Currency and Comparable Net Merchandise Sales – Constant Currency
As a multinational enterprise, we are exposed to changes in foreign currency exchange rates. The translation of the operations of our foreign-based entities from their local currencies into U.S. dollars is sensitive to changes in foreign currency exchange rates and can have a significant impact on our reported financial results. We believe that constant currency is a useful measure, indicating the actual growth of our operations. When we use the term "net merchandise sales - constant currency", it means that we have translated current year net merchandise sales at prior year monthly average exchanges rates. Net merchandise sales - constant currency results exclude the effects of foreign currency translation. Similarly, when we use the term "comparable net merchandise sales - constant currency," it means that we have translated current year comparable net merchandise sales at prior year monthly average exchanges rates. Comparable net merchandise sales - constant currency results exclude the effects of foreign currency translation.
Net merchandise sales growth rate on a net merchandise sales - constant currency basis is calculated as follows:

	November 30, 2023
	Three Months Ended
	Net merchandise sales	% Growth
Net merchandise sales	$1,135,014	10.7%
Favorable impact of foreign currency exchange	39,990	3.9%
Net merchandise sales on a constant-currency basis	$1,095,024	6.8%
Comparable net merchandise sales growth rate on a net merchandise sales - constant currency basis is calculated as follows:

November 30, 2023
Three Months Ended
% Growth
Comparable net merchandise sales	8.0%
Favorable impact of foreign currency exchange	3.7%
Comparable net merchandise sales on a constant-currency basis	4.3%